As filed with the Securities and Exchange Commission on October 20, 2010
Registration No. 333-163560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST MARINER BANCORP

(Exact name of registrant as specified in its charter)

Maryland	6022	52-1834860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1501 S. Clinton Street
Baltimore, Maryland  21224
(410) 342-2600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edwin F. Hale, Sr.
Chairman and Chief Executive Officer
1501 S. Clinton Street
Baltimore, Maryland  21224
(410) 342-2600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Gary R. Bronstein, Esq.
Edward G. Olifer, Esq.
Joel R. Rappoport, Esq.
Kilpatrick Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC  20005
(202) 508-5800

Sale to the Public Concluded on April 13, 2010

This Post-Effective Amendment No. 1 is filed to deregister 7,906,133 shares of the $0.05 par value common stock (the “Common Stock”) of First Mariner Bancorp (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus, dated February 16, 2010 (the “Prospectus”).  The remaining 9,484,998 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) 3,410,082 shares of common stock were sold in connection with the Rights Offering; and (2) 6,074,916 shares of common stock were sold in connection with the Public Offering.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on October 20, 2010.

FIRST MARINER BANCORP

Date: October 20, 2010	By:	/s/ Paul B. Susie
Paul B. Susie
Senior Vice President and Chief Financial Officer